Exhibit 5.3

San Bernardino Office

(909) 890-4499 · fax (909) 890-9877

June 12, 2013

Catalent Pharma Solutions, Inc.

Attn: Samrat S. Khichi, General Counsel

14 Schoolhouse Road

Somerset, NJ 08822

Re:	Guarantee by R.P. Scherer Technologies, LLC of Exchange Notes issued by Catalent Pharma Solutions, Inc., due 2018

Ladies & Gentlemen:

This firm is serving as special counsel in Nevada for Catalent Pharma Solutions, Inc., a Delaware corporation (“Catalent”), and its subsidiary, R.P. Scherer Technologies, LLC, a Nevada limited liability company (the “Guarantor”). We have been asked to render this opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed under the Securities Act of 1933, as amended, by Catalent, Guarantor and others, relating to the exchange of up to $350,000,000 aggregate principal amount of 7.875% Senior Notes due 2018 (the “Exchange Notes”) for any and all of Catalent’s outstanding 7.875% Senior Notes due 2018 (the “Outstanding Notes”). The guarantee issued by Guarantor with respect to the Exchange Notes is referred to herein as the (“Guarantee”).

This opinion letter is delivered to Catalent and Guarantor at their request in connection with the filing of the Registration Statement.

In order to form those opinions, we have been provided copies of the following executed documents (the “Documents”) to review:

(a)	The Registration Statement on Form S-4 dated as of June 11, 2013, filed in connection with the Exchange (the “Registration Statement”);

(b)	The Indenture dated as of September 18, 2012, executed by Catalent, the Guarantor, the other guarantors party thereto and The Bank of New York Mellon, as trustee (the “Indenture”);

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(c)	Guarantor’s Guarantee included within the Indenture (the “Guarantee”);

(d)	Registration Rights Agreement dated as of September 18, 2012, (the “Registration Rights Agreement”) executed by Catalent, the Guarantor, the other guarantors party thereto and the representative of the initial purchasers named therein (the “Initial Purchasers”);

(e)	Purchase Agreement dated as of September 5, 2012, executed by Catalent, the Guarantor, the other guarantors party thereto and the Representative of the Initial Purchasers.

(f)	Secretary’s Certificate dated as of September 18, 2012, provided by the Guarantor (the “Certificate of Authority”), which includes copies of the organizational documents of Guarantor and the authorizing resolutions of Guarantor with respect to the Transaction Documents.

(g)	A Certificate of Existence with Status in Good Standing dated June 6, 2013, issued by the Nevada Secretary of State’s office confirming the active status and good standing of the Guarantor.

The Registration Statement, the Indenture, the Guarantee, the Purchase Agreement and the Registration Rights Agreement are sometimes collectively referred to as the “Transaction Documents”. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Transaction Documents.

We have relied exclusively upon the Documents as to all matters of fact upon which the conclusions of law expressed herein are based. We have not independently verified the information set forth in any of the Documents except as otherwise expressly described herein.

For purposes of this opinion, we have assumed:

A.	That the statements and attachments contained in the Certificate of Authority provided by the Guarantor were true and correct in all respects when issued, and remain true and correct today;

B.	That the representations and warranties of all parties to the Transaction Documents are true and correct in all respects;

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C.	The genuineness of all signatures (if any) on all documents reviewed by us;

D.	That the copies of the Transaction Documents provided to us are complete and correct copies which conform to authentic original documents, and contain the entire agreement of the parties thereto, that there are no other documents or oral agreements or other circumstances that would in any way alter the provisions of the Transaction Documents;

E.	That each natural person executing or who has executed the Transaction Documents was competent to do so; and

F.	The accuracy, completeness and authenticity of all certificates on which we have relied, and that any such certificates dated as of an earlier date are still accurate as of the date hereof; .

We understand that you are and have been represented by independent counsel of your own choosing, with expertise in the subject matter of this transaction, in connection with the delivery by the undersigned of this opinion letter, and that such counsel has explained to you (i) the reasons for delivery of this opinion and (ii) the content hereof, including, without limitation, the assumptions, limitations and qualifications set forth herein.

On the basis of the foregoing examination and assumptions, and subject to the conditions, limitations and further assumptions set forth herein, we are of the opinion that:

I.	The Guarantor is validly existing as a limited liability company under the laws of the State of Nevada.

II.	The Guarantor has all necessary limited liability power and authority to execute and deliver the Guarantee.

III.	All limited liability action required to be taken for the due and proper authorization, execution and delivery of the Guarantee has been duly and validly taken.

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IV.	When (a) the Outstanding Notes have been exchanged in the manner described in the Registration Statement, (b) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, and (c) all applicable provisions of “blue sky” laws have been complied with, the Guarantee will be validly issued with respect to the Exchange Notes.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Transaction Documents.

The opinion expressed in numbered paragraph I above with respect to the existence of Guarantor is based solely on the certificate of status obtained from the Nevada Secretary of State described above.

Notwithstanding anything contained herein to the contrary, we express no opinion with respect to:

(i)	The applicability of Sections 547 and 548 of the Bankruptcy Code (11 U.S.C. §§547, 548), or any other federal or state laws regarding preferences, fraudulent conveyances or transfers;

(ii)	Compliance by any party with state or federal securities laws, including, without limitation, the antifraud provisions thereof;

This opinion is subject to, and limited by, the effect of bankruptcy, insolvency, reorganization, and similar laws or equitable principals relating to or limiting creditors’ rights generally and moratorium laws from time to time in effect.

We are licensed to practice law in the State of Nevada. This opinion applies only insofar as the laws of the State of Nevada or the laws of the United States of America may be concerned, and we express no opinion with respect to the laws of any other jurisdiction.

We have not independently verified, are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement or the Prospectus and, except for the opinions contained herein and as specifically provided below, we have not participated in the preparation of any material in connection with the filing by Catalent and the Guarantor with the

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Commission of the Registration Statement with respect to the registration of the Exchange Notes or the Guarantee and assume no responsibility for the contents of any such material.

This opinion letter is rendered to you in connection with the above described transactions. Simpson Thacher & Bartlett LLP is authorized to rely upon this opinion letter in connection with their issuance to Catalent and Guarantor of an opinion of even date herewith to be filed as Exhibit 5 to the Registration Statement. We hereby consent to the filing of this opinion letter as a part of Exhibit 5 to the Registration Statement for the limited purpose of addressing the authorization of the Guarantee. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent. This opinion is issued solely as an accommodation to our clients (i.e., Catalent and the Guarantor), and does not create an attorney-client relationship between this firm and any other person.

This opinion is stated as of the date hereof, and we assume no responsibility to advise addressee or any other person or entity of changes which may hereafter be brought to our attention or circumstances affecting the continued validity of any opinion expressed herein.

Very truly yours,

/s/ Gresham Savage Nolan & Tilden

GRESHAM SAVAGE

NOLAN & TILDEN,

A Professional Corporation